Exhibit 99.1

Media Contact:

Kurt Jaeckel, Kodak, +1 585-490-8646, kurt.jaeckel@kodak.com

Investor Contact:

Anthony Redding, Kodak, +1 585-724-4053, shareholderservices@kodak.com

Kodak Reports Second-Quarter 2024 Financial Results

ROCHESTER, N.Y., August 8, 2024 – Eastman Kodak Company (NYSE: KODK) today reported financial results for the second quarter 2024.

Second-quarter 2024 highlights include:

●	Consolidated revenues of $267 million, compared with $295 million for Q2 2023, a decrease of $28 million or 9 percent
●	Gross profit of $58 million, compared with $63 million for Q2 2023, a decrease of $5 million or 8 percent
●	Gross profit percentage of 22 percent, compared with 21 percent for Q2 2023, an increase of 1 percentage point
●	GAAP net income of $26 million, compared with net income of $35 million for Q2 2023, a decrease of $9 million or 26 percent
●	Operational EBITDA of $12 million, compared with $22 million for Q2 2023, a decrease of $10 million or 45 percent
●	A quarter-end cash balance of $251 million, compared with $255 million on December 31, 2023, a decrease of $4 million

“Our results for the second quarter were in line with our long-term strategic plan: we delivered a year-over-year increase in gross profit percentage for the seventh consecutive quarter despite an anticipated decline in revenue. We are getting leaner, introducing new products and partnering with the right customers,” said Jim Continenza, Kodak’s Executive Chairman and CEO. “Building for the future, we continue to invest in our Advanced Materials & Chemicals group and are seeing results in terms of growing revenue in key product areas. The cGMP facility for manufacturing diagnostic test reagents under construction at Eastman Business Park is scheduled to begin production in 2025. In our commercial print business, our participation in the drupa tradeshow earlier this year demonstrated our ability to provide leading-edge solutions for both offset and digital print. We are starting to gain momentum with our groundbreaking continuous inkjet press portfolio, announcing commitments for several KODAK PROSPER ULTRA 520 Presses from the show. Looking forward, we will continue to execute the long-term plan which has created a foundation for growth: increasing efficiency, investing in innovation and infrastructure and focusing on generating smart revenue.”

Kodak Reports Second-Quarter 2024 Financial Results Page 2

For the quarter ended June 30, 2024, revenues were $267 million, a decrease of $28 million or 9 percent compared to the same period in 2023. Excluding the impact of foreign exchange, revenue declined $24 million or 8 percent.

GAAP net income was $26 million for the quarter, compared to $35 million in Q2 2023, a decrease of $9 million or 26 percent. Operational EBITDA for the quarter ended June 30, 2024 was $12 million, compared to $22 million in Q2 2023, a decrease of $10 million or 45 percent. The decrease was primarily driven by lower volumes and higher manufacturing costs, as well as costs associated with investments in information technology systems and organizational structure to drive further operational efficiencies, costs associated with the drupa trade show and certain litigation matters.

Kodak ended the quarter with a cash balance of $251 million, a decrease of $4 million from December 31, 2023. The decrease was driven by capital expenditures primarily to fund growth initiatives, investments in technology systems and organizational structure and lower profitability from operations, partially offset by improvements in working capital primarily due to cash proceeds of $40 million from brand licensing in the first quarter of 2024.

“Kodak continued to see an improvement in gross profit margins year-over-year for the quarter, reaching 22 percent in Q2,” said David Bullwinkle, Kodak’s CFO. “The decline in revenue was driven by our focus on generating smart revenue to strengthen the profitability of our businesses. Our quarter-end cash balance of $251 million represented a decrease of $4 million from December 31, 2023, reflecting continued investment in capital additions as well as the drupa tradeshow and back-office optimization, which we expect to pay off as we continue to execute on our long-term strategy. For the second half of the year, we plan to continue to focus on the fundamentals which have contributed to our turnaround: streamlining operations, investing in new products and businesses and helping our customers stay productive and profitable.”

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Kodak Reports Second-Quarter 2024 Financial Results Page 3

Revenue and Operational EBITDA by Reportable Segment Q2 2024 vs. Q2 2023

($ millions)

Q2 2024 Actuals	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$186	$73	$4	$263
Operational EBITDA *	$-	$8	$4	$12

Q2 2023 Actuals	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$215	$72	$4	$291
Operational EBITDA *	$8	$11	$3	$22

Q2 2024 vs. Q2 2023 Actuals B/(W)	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$(29)	$1	$-	$(28)
Operational EBITDA *	$(8)	$(3)	$1	$(10)

Q2 2024 Actuals on constant currency ** vs. Q2 2023 Actuals B/(W)	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$(25)	$1	$-	$(24)
Operational EBITDA *	$(8)	$(3)	$1	$(10)

* Total Operational EBITDA is a non-GAAP financial measure. The reconciliation between GAAP and non-GAAP measures is provided in Appendix A of this press release.

** The impact of foreign exchange represents the foreign exchange impact using average foreign exchange rates for the three months ended June 30, 2023, rather than the actual average exchange rates in effect for the three months ended June 30, 2024.

Eastman Business Park segment is not a reportable segment and is excluded from the table above.

About Kodak

Kodak (NYSE: KODK) is a leading global manufacturer focused on commercial print and advanced materials & chemicals. With 79,000 worldwide patents earned over 130 years of R&D, we believe in the power of technology and science to enhance what the world sees and creates. Our innovative, award-winning products, combined with our customer-first approach, make us the partner of choice for commercial printers worldwide. Kodak is committed to environmental stewardship, including industry leadership in developing sustainable solutions for print. For additional information on Kodak, visit us at kodak.com, or follow us on X @Kodak and LinkedIn.

Kodak Reports Second-Quarter 2024 Financial Results Page 4

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include statements concerning Kodak’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs and business trends and other information that is not historical information. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and similar words and expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward-looking statements. All forward-looking statements, including management’s examination of historical operating trends and data, are based upon Kodak’s current expectations and assumptions. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical results or those expressed in or implied by such forward-looking statements.

Important factors that could cause actual events or results to differ materially from the forward-looking statements include, among others, the risks and uncertainties described in more detail in Kodak’s Annual Report on Form 10-K for the year ended December 31, 2023 under the headings “Business,” “Risk Factors,” “Legal Proceedings,” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources,” in the corresponding sections of Kodak’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, and in other filings Kodak makes with the U.S. Securities and Exchange Commission from time to time, as well as the following: Kodak’s ability to improve and sustain its operating structure, cash flow, profitability and other financial results; Kodak’s ability to achieve strategic objectives, cash forecasts, financial projections, and projected growth; Kodak’s ability to achieve the financial and operational results contained in its business plans; Kodak’s ability to obtain additional or alternate financing if and as needed, Kodak’s continued ability to manage world-wide cash through inter-company loans, distributions and other mechanisms, and Kodak’s ability to provide or facilitate financing for its customers; Kodak’s ability to fund continued investments, capital needs and collateral requirements and service its debt and Series B Preferred Stock and Series C Preferred Stock; Changes in foreign currency exchange rates, commodity prices, interest rates and tariff rates; the impact of the global economic environment, including inflationary pressures, geopolitical issues such as the war in Ukraine and conflicts involving Israel, medical epidemics, and Kodak’s ability to effectively mitigate the associated increased costs of aluminum and other raw materials, energy, labor, shipping, delays in shipment and production times, and fluctuations in demand; Kodak’s ability to effectively compete with large, well-financed industry participants or with competitors whose cost structure is lower than Kodak’s; the performance by third parties of their obligations to supply products, components or services to Kodak and Kodak’s ability to address supply chain disruptions and continue to obtain raw materials and components available from single or limited sources of supply, which may be adversely affected by the war in Ukraine, the conflicts involving Israel, and residual effects of the COVID-19 pandemic; Kodak’s ability to comply with the covenants in its various credit facilities; Kodak’s ability to effectively anticipate technology and industry trends and develop and market new products, solutions and technologies, including products based on its technology and expertise that relate to industries in which it does not currently conduct material business; Kodak’s ability to effect strategic transactions, such as investments, acquisitions, strategic alliances, divestitures and similar transactions, or to achieve the benefits sought to be achieved from such strategic transactions; Kodak’s ability to discontinue, sell or spin-off certain non-core businesses or operations, or otherwise monetize assets; the impact of the investigations, litigation and claims arising out of the circumstances surrounding the announcement on July 28, 2020, by the U.S. International Development Finance Corporation of the signing of a non‐binding letter of interest to provide a subsidiary of Kodak with a potential loan to support the launch of an initiative for the manufacture of pharmaceutical ingredients for essential generic drugs; and the potential impact of force majeure events, cyber‐attacks or other data security incidents or information technology outages that could disrupt or otherwise harm Kodak’s operations.

Kodak Reports Second-Quarter 2024 Financial Results Page 5

Future events and other factors may cause Kodak’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to Kodak or persons acting on its behalf apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included or referenced in this press release. Kodak undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law.

APPENDICES

In this second quarter 2024 financial results news release, reference is made to the following non-GAAP financial measures:

●	Operational EBITDA; and
●	Revenues on a constant currency basis.

Kodak believes that these non-GAAP measures represent important internal measures of performance. Accordingly, where they are provided, it is to give investors the same financial data management uses with the belief that this information will assist the investment community in properly assessing the underlying performance of Kodak, its financial condition, results of operations and cash flow.

Kodak’s segment measure of profit and loss is an adjusted earnings before interest, taxes, depreciation and amortization (“Operational EBITDA”). Operational EBITDA represents the earnings from operations excluding the provision for income taxes; non-service cost components of pension and other postemployment benefits income; depreciation and amortization expense; restructuring costs and other; stock-based compensation expense; consulting and other costs; idle costs; other operating expense (income); interest expense; and other expense, net.

The change in revenues on a constant currency basis, as presented in this financial results news release, is calculated by using average foreign exchange rates for the three months ended June 30, 2023, rather than the actual average exchange rates in effect for the three months ended June 30, 2024.

Kodak Reports Second-Quarter 2024 Financial Results Page 6

The following table reconciles the most directly comparable GAAP measure of Net Income to Operational EBITDA for the three months ended June 30, 2024 and 2023, respectively:

(in millions)
	Q2 2024	Q2 2023	$ Change	% Change
Net Income	$26	$35	$(9)	-26%
All other	-	(1)	1
Depreciation and amortization	6	8	(2)
Restructuring costs and other (3)	-	5	(5)
Stock based compensation	1	1	-
Consulting and other costs (1)	1	(1)	2
Idle costs (2)	1	1	-
Other operating expense (income), net (3)	1	(1)	2
Interest expense (3)	15	11	4
Pension income excluding service cost component (3)	(41)	(41)	-
Other expense, net (3)	1	3	(2)
Provision for income taxes (3)	1	2	(1)
Operational EBITDA	$12	$22	$(10)	-45%

Footnote Explanations:

(1)

Consulting and other costs are primarily professional services and internal costs associated with certain corporate strategic initiatives, investigations and litigation. Consulting and other costs included $1 million in the three months ended June 30, 2023, representing insurance reimbursement of legal costs previously paid by the Company associated with investigations and litigation matters.

(2)

Consists of third-party costs such as security, maintenance, and utilities required to maintain land and buildings in certain locations not used in any Kodak operations and the costs, net of any rental income received, of underutilized portions of certain properties.

(3)	As reported in the Consolidated Statement of Operations.

Kodak Reports Second-Quarter 2024 Financial Results Page 7

A.	FINANCIAL STATEMENTS

EASTMAN KODAK COMPANY

CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(in millions, except per share data)	Three Months Ended
	June 30,
	2024	2023
Revenues
Sales	$227	$242
Services	40	53
Total revenues	267	295
Cost of revenues
Sales	181	195
Services	28	37
Total cost of revenues	209	232
Gross profit	58	63
Selling, general and administrative expenses	47	40
Research and development costs	8	9
Restructuring costs and other	—	5
Other operating expense (income) net	1	(1)
Earnings rom operations before interest expense, pension income excluding service cost component, other expense, net and income taxes	2	10
Interest expense	15	11
Pension income excluding service cost component	(41)	(41)
Other expense, net	1	3
Earnings from operations before income taxes	27	37
Provision for income taxes	1	2
NET EARNINGS	$26	$35

Basic earnings per share attributable to Eastman Kodak Company common shareholders	$0.25	$0.35

Diluted earnings per share attributable to Eastman Kodak Company common shareholders	$0.23	$0.32

The notes accompanying the financial statements contained in the Company’s second quarter 2024 Form 10-Q are an integral part of these consolidated financial statements.

Kodak Reports Second-Quarter 2024 Financial Results Page 8

EASTMAN KODAK COMPANY

CONSOLIDATED STATEMENT OF FINANCIAL POSITION (Unaudited)

	June 30,	December 31,
(in millions)	2024	2023
ASSETS
Cash and cash equivalents	$251	$255
Trade receivables, net of allowances of $7 and $8, respectively	139	195
Inventories, net	232	217
Other current assets	38	45
Total current assets	660	712
Property, plant and equipment, net of accumulated depreciation of $473 and $470, respectively	177	169
Goodwill	12	12
Intangible assets, net	22	24
Operating lease right-of-use assets	29	30
Restricted cash	100	110
Pension and other postretirement assets	1,279	1,216
Other long-term assets	80	82
TOTAL ASSETS	$2,359	$2,355

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY
Accounts payable, trade	$128	$125
Short-term borrowings and current portion of long-term debt	1	1
Current portion of operating leases	10	13
Other current liabilities	139	144
Total current liabilities	278	283
Long-term debt, net of current portion	453	457
Pension and other postretirement liabilities	224	237
Operating leases, net of current portion	25	24
Other long-term liabilities	204	213
Total liabilities	1,184	1,214

Commitments and Contingencies (Note 6)

Redeemable, convertible preferred stock, no par value, $100 per share liquidation preference	214	210

Equity
Common stock, $0.01 par value	—	—
Additional paid in capital	1,154	1,156
Treasury stock, at cost	(12)	(11)
Accumulated deficit	(437)	(495)
Accumulated other comprehensive income	256	281
Total shareholders’ equity	961	931
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY	$2,359	$2,355

The notes accompanying the financial statements contained in the Company’s second quarter 2024 Form 10-Q are an integral part of these consolidated financial statements.

Kodak Reports Second-Quarter 2024 Financial Results Page 9

EASTMAN KODAK COMPANY

CONSOLIDATED STATEMENT OF CASH FLOW (Unaudited)

	Six Months Ended
	June 30,
(in millions)	2024	2023
Cash flows from operating activities:
Net earnings	$58	$68
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	13	16
Pension and other postretirement income	(73)	(72)
Change in fair value of the Preferred Stock and Convertible Notes embedded derivatives	—	2
Non-cash changes in workers' compensation and other employee benefit reserves	(1)	—
Stock based compensation	4	5
Net gain on sale of assets	(17)	(1)
(Benefit) provision for deferred income taxes	(1)	1
Decrease in trade receivables	51	17
(Increase) decrease in miscellaneous receivables	(1)	7
Increase in inventories	(18)	(11)
Decrease in trade payables	(1)	(7)
Decrease in liabilities excluding borrowings and trade payables	(22)	(9)
Other items, net	18	5
Total adjustments	(48)	(47)
Net cash provided by operating activities	10	21

Cash flows from investing activities:
Additions to properties	(19)	(11)
Proceeds from sale of assets	17	—
Net cash used in investing activities	(2)	(11)

Cash flows from financing activities:
Repayment of Amended and Restated Term Loan Agreement	(17)	—
Preferred stock cash dividend payments	(2)	(2)
Treasury stock purchases	(1)	—
Net cash used in financing activities	(20)	(2)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(5)	(2)
Net (decrease) increase in cash, cash equivalents and restricted cash	(17)	6
Cash, cash equivalents and restricted cash, beginning of period	377	286
Cash, cash equivalents and restricted cash, end of period	$360	$292

The notes accompanying the financial statements contained in the Company’s second quarter 2024 Form 10-Q are an integral part of these consolidated financial statements.